STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Agreement”) made and entered into as of January 16, 2007 is by and among ALEX LIGHTMAN (the “Seller”), holder of shares of $.001 par value Common Stock of INNOFONE.COM, INCORPORATED, a Nevada corporation (“Company”), LAKEWOOD GROUP LLC (“Buyer”) and GRUSHKO & MITTMAN, P.C. (the “Escrow Agent”).

RECITALS

WHEREAS, Seller is the owner of 825,000 shares of $.001 par value Common Stock of Innofone.com, Incorporated (the “Share” or “Shares”); and

WHEREAS, the Buyer desires to purchase and Seller desires to sell the Shares to Buyer for the consideration and upon the terms and conditions hereinafter contained;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in reliance upon the representations and warranties hereinafter set forth, the parties agree as follows:

1. Purchase and Sale of Shares. Subject to the terms and conditions of this Agreement, Seller agrees to sell, assign, transfer and deliver to Buyer the Shares at a price of $0.001 per Share (the “Purchase Price”), and subject to the terms and conditions of this Agreement, Buyer agrees to purchase from Seller the Shares at the Purchase Price .

2. Escrow Account. Buyers and Seller shall establish an escrow account (the “Escrow Account”) with the Escrow Agent upon the following terms and conditions:

(a) Each Buyer shall deposit funds by wire transfer or check into the trust account of the Escrow Agent in an amount equal to the aggregate Purchase Price (the “Purchase Funds”).

(b) Seller shall deposit into the Escrow Account stock certificates for the number of Shares, which stock certificates shall be registered in Buyer’s name on the books and records of the Company (the “Share Certificate”).

(c) Upon receipt of the Share Certificate from the Seller and the Purchase Funds from Buyer, the Escrow Agent shall deliver the Purchase Funds to the Seller and shall deliver the Share Certificate to Buyer.

(d) If either the Share Certificate or the Purchase Funds have not been received by the Escrow Agent on or before 5:00 p.m. Eastern time on January 31, 2007, unless otherwise instructed, in writing, by the Seller and Buyer, the Escrow Agent shall return the Share Certificate to the Seller if they are being held by the Escrow Agent, or shall return the Purchase Funds to Buyer without deduction or offset if they are being held by the Escrow Agent.

(e) Anything to the contrary herein notwithstanding, a closing hereunder must occur contemporaneously with a closing under a certain Subscription Agreement dated at or about the date hereof between the Company and Buyer in connection with the purchase by Buyer from the Company of a promissory note in the principal amount of $1,000,000 (“Note”).

3. Indemnification. Buyer and Seller, individually and collectively, their successors and assigns, agree, jointly and severally, to indemnify, defend and hold harmless the Escrow Agent from and against any and all costs (including, without limitation, all legal fees and any related expenses), liabilities, claims and losses arising out of or in connection with this Agreement, except as provided in paragraph 6 below.

4. Representations and Warranties by the Seller. Seller represents and warrants to each of the Buyers as follows:

(a) Seller owns the Shares and shall transfer to Buyer at the Closing good and valid title to said Shares free and clear of all liens, claims, options, charges and encumbrances whatsoever and upon the consummation of the transaction contemplated herein good title in the Shares shall vest in Buyer free of all liens, charges, encumbrances and restrictions except those arising under the Securities Act of 1933.

(b) Seller has full power and authority to execute this Agreement and consummate the transactions contemplated hereby, and this Agreement is binding on Seller and enforceable in accordance with its terms. The execution and delivery of this Agreement and consummation of the transactions contemplated hereby do not violate or conflict with or constitute a default under any contract, agreement or commitment of any kind to which Seller is a party or by which Seller or Seller’s property is bound, or to Seller’s knowledge, any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over Seller or any of Seller’s property and when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms.

(c) There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Seller, threatened against or affecting the Seller or any of its respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the documents hereunder or the Shares or (ii) could, if there were an unfavorable decision, individually or in the aggregate, have or result in a material adverse effect.

(d) The Seller is not (i) in default under or in violation of (and no event has occurred which has not been waived which, with notice or lapse of time or both, would result in a default by the Seller), nor has the Seller received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which Seller or any of Seller’s properties is bound, (ii) is in violation of any judgment or order of any court, arbitrator or governmental body, or (iii) is in violation of any statute, rule or regulation of any governmental authority, in each case of clauses (i), (ii) or (iii) above, except as could not individually or in the aggregate, have or result in a material adverse effect.

5. Representations and Warranties by the Buyer. Buyer represents and warrants to the Seller as follows:

(a) Buyer understands the speculative nature and risks associated with an investment in the Shares, confirms that the purchase of the Shares is suitable and consistent with Buyer’s investment program and that Buyer’s financial position enables Buyer to bear the risks of such investment; and understands that there is only a limited public market for the Shares.

(b) Buyer acknowledges that the Shares are “restricted securities” as that term is used in Rule 144 of the Securities Act of 1933, as amended (the “Act”); that the Shares may be sold, assigned or otherwise transferred only pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company; and that the Company is not obligated to register the Shares under any federal and/or state securities laws.

(c) Buyer has had the opportunity to ask questions of the officers and directors of the Company and to receive additional information from the Company, to the extent that the Company possessed such information, necessary to evaluate the merits and risks of an investment in the Shares.

(d) Buyer has sufficient knowledge and experience in financial matters to evaluate the merits and risks of an investment in the Shares.

(e) Buyer has sought legal advice with a lawyer of its choosing with regard to the purchase of the Shares.

6. Concerning the Escrow Agent. To induce the Escrow Agent to act hereunder, it is further agreed by the Seller and Buyer that:

(a) This Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations on the part of the Escrow Agent shall be read into this Agreement. The Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Agreement.

(b) The Escrow Agent shall not be liable for any action or failure to act in its capacity as Escrow Agent hereunder unless such action or failure to act shall constitute gross negligence or willful misconduct on the part of the Escrow Agent, in which case there shall be no indemnification obligations as provided in Paragraph 3, and the Escrow Agent shall indemnify and hold harmless the Seller, Buyer and their respective officers, directors, agents and employees from and against any loss, cost or expense (including reasonable attorneys’ fees) that they may suffer or incur as a consequence of such gross negligence or willful misconduct.

(c) The Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. The Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume, unless it has actual knowledge to the contrary, that any person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

(d) The Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted in accordance with such advice, except as provided in paragraph 6(b) above.

(e) The Escrow Agent does not have any interest in the Shares or Purchase Funds, but is serving as escrow holder only and having only possession thereof, and is not charged with any duty or responsibility to determine the validity or enforceability of any such document.

(f) The Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Share Certificate and the Purchase Funds to any successor Escrow Agent, jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Escrow Agreement thereafter. The resignation of the Escrow Agent will take effect on the earlier of (a) the appointment of a successor (including a court of competent jurisdiction) or (b) the day which is 5 days after the date of delivery of its written notice of resignation to the other parties hereto. If at that time the Escrow Agent has not received a designation of a successor Escrow Agent, the Escrow Agent’s sole responsibility after that time shall be to safe keep the deposited Share Certificate and Purchase Funds and not make delivery or disposition thereof until receipt of a designation of successor Escrow Agent or a joint written disposition instruction by the other parties hereto or a final order of a court of competent jurisdiction.

(g) In the event of any disagreement among the parties hereto resulting in adverse claims or demands being made in connection with the Share Certificate or Purchase Funds, or in the event that the Escrow Agent otherwise determines that the Share Certificate and/or Purchase funds should be retained, then the Escrow Agent may retain the Share Certificate and/or Purchase Funds until the Escrow Agent shall have received (i) a final non-appealable order of a court of competent jurisdiction directing delivery of the Share Certificate and/or Purchase funds, or (ii) a written agreement executed by the other parties hereto directing delivery of the Share Certificate and/or Purchase Funds, in which case the Escrow Agent shall promptly deliver the Share Certificate and/or Purchase Funds in accordance with such order or agreement. Any court order referred to in (i) above shall be accompanied by a legal opinion by counsel for the presenting party reasonably satisfactory to the Escrow Agent to the effect that said court order is final and non-appealable. The Escrow Agent shall make no independent determination regarding the Share Certificates or Purchase Funds absent the filing and notice of a legal action by one or both of the parties.

(h) This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors (including successors by way of merger) and assigns, heirs, administrators and representatives and shall not be enforceable by or inure to the benefit of any third party except as provided in paragraph 6(g) with respect to a resignation by the Escrow Agent. Each entity that is a party hereto represents and warrants that they have the full power and authority to bind the entity and that Escrow Agent may rely upon such representation with out further inquiry. This Agreement may be modified only in writing, signed by al of the parties hereto, and no waiver hereunder shall be effective unless in writing signed by the party to be charged.

7. (a) Reset. Other than in connection with (i) full or partial consideration in connection with a strategic merger, acquisition, consolidation or purchase of substantially all of the securities or assets of a corporation or other entity by the Company, provided such issuances are not for the purpose of raising capital, (ii) the Company’s issuance of securities in connection with strategic license agreements and other partnering arrangements so long as such issuances are not for the purpose of raising capital, (iii) the Company’s issuance of Common Stock or the issuances or grants of options to purchase Common Stock pursuant to stock option plans and employee stock purchase plans described on Schedule 5(d) to the Subscription Agreement, (iv) underwritten public offerings by the Company, (v) as described in the Reports (as defined in the Subscription Agreement), and (vi) as described on Schedule 7 hereto (collectively the foregoing are “Excepted Issuances”), if at any time during the Compliance Period (as defined in the Subscription Agreement) while the Buyer is holding Shares, the Company shall offer, issue or agree to issue any common stock or securities convertible into or exercisable for shares of Common Stock (or modify any of the foregoing which may be outstanding) to any person or entity at a price per share or conversion or exercise price per share which shall be less than $1.00, without the consent of Buyer, then the Seller shall deliver, for each such occasion, additional Shares to Buyer so that the average per share purchase price of the shares of Common Stock sold to Buyer (of only the Purchased Shares still owned by Buyer) is equal to such other lower price per share. For purposes of this Section 7, the purchase price of the Shares shall be deemed to be $1.00 (“Imputed Share Price”). The delivery to the Buyer of the additional Shares shall be not later than the closing date of the transaction giving rise to the requirement to issue additional Shares (“Issuance Date”). The Buyer is hereby granted by the Company the registration rights described in Section 11 of the Subscription Agreement in relation to such additional Shares, or at the election of the Buyer, registration rights, if any, granted in connection with the dilutive issuance. For purposes of the issuance and adjustment described in this paragraph, the issuance of any security of the Company carrying the right to convert such security into shares of Common Stock or of any warrant, right or option to purchase Common Stock shall result in the delivery of the additional Shares upon the sooner of the agreement to or actual issuance of such convertible security, warrant, right or option and again at any time upon any subsequent issuances of shares of Common Stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than $1.00.

(b) Maximum Exercise of Rights. If the application of the rights described in Section 7(a) would or could result in the beneficial ownership by Buyer and its affiliates of an amount of Common Stock of the Company in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Subscriber and its affiliates on an Issuance Date, and (ii) the number of shares of Common Stock issuable pursuant to Section 7(a) with respect to which the determination of this provision is being made on an Issuance Date, in excess of more than 4.99% of the outstanding shares of Common Stock of the Company on such Issuance Date, then the issuance of such additional Shares in excess of 4.99% to Buyer will be deferred in whole or in part until such time as Buyer is able to beneficially own such common stock without exceeding the applicable maximum amount calculated in the manner described above. For the purposes of the provision to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the 1934 Act, as amended, and Regulation 13d-3 thereunder. Subject to the foregoing, the Subscriber shall not be limited to aggregate conversions of 4.99%. The determination of when such common stock may be issued shall be made by Subscriber.

8.  Miscellaneous.

(a) The subject headings of the paragraphs of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

(b) This Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations and understanding of the parties. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all the parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

(c) This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(d) Nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third person any right of subrogation or action over against any party to this Agreement.

(e) This Agreement shall be binding on and shall inure to the benefit of the parties to it and their respective heirs, legal representatives, successors and assigns.

(f) If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

(g) This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(h) The parties hereby consents to the exclusive jurisdiction of all courts sitting in the State and County of New York, in connection with any action or proceeding under or relating to this Agreement, and waive trial by jury in any such action or proceeding.

(i) All notices, requests, demands and other communications under this Agreement shall be in writing and shall be validly given or made to another party if given by personal delivery, telex, facsimile, telegram or if deposited in the United States mail, certified or registered, postage prepaid, return receipt requested. If such notice, demand or other communication is given by personal delivery, telex, facsimile or telegram, service shall be conclusively deemed made at the time of receipt. If such notice, demand or other communication is given by mail, such notice shall be conclusively deemed given forty-eight (48) hours after the deposit thereof in the United States mail addressed to the party to whom such notice, demand or other communication is to be given as hereinafter set forth:

If to Seller:	Alex Lightman
c/o Innofone.com, Incorporated
1431 Ocean Avenue, Suite 1500
Santa Monica, CA 90401
Fax: (310) 458-2844

If to Buyer:	Lakewood Group LLC
152 West 57th Street, 54th Floor
New York, NY 10019
Fax: (732) 364-3555

If to Escrow Agent:	Grushko & Mittman, P.C.
551 Fifth Avenue, Suite 1601
New York, NY 10176

Any party may change its address for purposes of this paragraph by giving the other party written notice of the new address in the manner set forth above.

IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement as of the date first set forth above.

SELLER:

/s/ Alex Lightman
ALEX LIGHTMAN

BUYER:

/s/
LAKEWOOD GROUP LLC

ESCROW AGENT:

GRUSHKO & MITTMAN, P.C.

By: /s/

ACKNOWLEDGEMENT

Innofone.com, Incorporated agrees to cooperate with Buyer in fulfilling the purpose and intent of this Agreement and not take any action or suffer inaction inconsistent with Buyer’s lawful rights under this Agreement.

INNOFONE.COM, INCORPORATED

By: /s/
Name:
Title:

By: /s/
Name:
Title: